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                                                                    Exhibit 3.95

                                                                          PAGE 1

                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "THRIFT DRUG, INC." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF INCORPORATION, FILED THE FOURTH DAY OF SEPTEMBER, A.D 1975, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, FILED THE ELEVENTH DAY OF AUGUST, A.D. 1987, AT 10 O'CLOCK A.M.

     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "JCP EUROPEAN HEADQUARTERS LTD." TO "THRIFT DRUG, INC.", FILED THE EIGHTH DAY OF JANUARY,. A.D. 1991, AT 4:30 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.


                                       /s/ Harriet Smith Windsor
                                       -------------------------
[SEAL]                                 Harriet Smith Windsor, Secretary of State
0815935 8100H                           AUTHENTICATION: 3256318

040546828                                         DATE: 07-27-04

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                          CERTIFICATE OF INCORPORATION

                                       OF

                         JCP EUROPEAN HEADQUARTERS LTD.

          The undersigned, for the purpose of incorporating and organizing a corporation under the General Corporation law of the State of Delaware, does hereby certify as follows:

          FIRST: The name of the corporation (the "Corporation") shall be JCP European Headquarters Ltd.

          SECOND: The address of the Corporation's registered office in the State of Delaware is 100 West Tenth Street, City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000 shares of Common Stock of $1 par value.

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                                                                               2

          FIFTH: The name and mailing address of the incorporator is Frederick
C. Tedeschi, 1301 Avenue of the Americas, New York 10019.

          SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

          (a) to make, alter, and repeal the By-laws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any By-law made by the Board of Directors;

          (b) subject to the laws of the State of Delaware from time to time to sell, lease, or otherwise dispose of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best;

          (c) to conduct its business, carry on its operations, and exercise its powers through branches, subsidiaries, or otherwise, within and without the State of Delaware including through registering branches and subsidiaries in any foreign country; and

          (d) in addition to the powers and authorities hereinbefore and by the laws of the State of Delaware conferred upon the Board of Directors, to exercise all such powers and to do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of said laws, of the Certificate of Incorporation of the Corporation as from time to time amended, and of its By-laws.

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          SEVENTH: Any director or any officer of the Corporation elected or appointed by the stockholders of the Corporation or by its Board of Directors may be removed at any time in such manner as shall be provided in the By-laws of the Corporation.

          EIGHTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provision contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

          IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, does hereby execute this Certificate of Incorporation this 2nd day of September, 1975.

                                                 /s/ Frederick C. Fedeschi
                                                 -------------------------------
                                                      Frederick C. Fedeschi

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STATE OF NEW YORK    )
                     )  SS.:
COUNTY OF NEW YORK  )

          On the 2nd day of September, 1975 personally appeared before me Thomas M. Comerford, a Notary Public in and for the County and State aforesaid and a person who is authorized by the laws of the State of New York to take acknowledgment of deeds, Frederick C. Tedeschi known to me and known to me to be the person who signed the foregoing Certificate of Incorporation, and he acknowledged that said Certificate was his act and deed and that the facts stated therein are true.

                                                     /s/ Thomas M. Comerford
                                                --------------------------------
                                                          Notary Public

                                                       Thomas M. Comerford
                                                Notary Public, State of New York
                                                         No, [ILLEGIBLE]
                                                           [ILLEGIBLE]
                                                           [ILLEGIBLE]
                                                           [ILLEGIBLE]

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                                    727223049                              FILED

                                                                     AUG 11 1987
                                                                           10 AM
                                                                 /s/ [ILLEGIBLE]
                                                                     [ILLEGIBLE]

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     JCP EUROPEAN HEADQUARTERS LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein referred to as the Corporation), does hereby certify:

     First: That the Board of Directors of the Corporation, by unanimous written consent in lieu of meeting dated May 28, 1987, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be submitted for consideration by the stockholders at the Annual Meeting of Stockholders of the Corporation to be held on May 29, 1987. The resolution setting forth the proposed amendment is as follows:

          "RESOLVED that the Board of Directors hereby declares it advisable that a new Article NINTH of the Certificate of Incorporation of the Corporation be adopted to read as follows:

          "NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is hereafter amended to permit further limitation on or elimination of the personal liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall be exempt from such liability for any such breach to the full extent permitted by the Delaware General Corporation Law as so amended from time to time. Any repeal or modification of the foregoing provisions of this Article NINTH, or the adoption of any provision inconsistent herewith, shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission of such director occurring prior to such repeal, modification, or adoption of an inconsistent provision.'"

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                                                          STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 01/08/1991
                                                       910085348 - 815935

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

     JCP European Headquarters Ltd., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (herein referred to as the Corporation), does hereby certify:

     First: That the Board of Directors of the Corporation, by unanimous written consent in lieu of meeting dated December 28, 1990, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable, and directing that said amendment be submitted for consideration by the stockholders on December 28, 1990. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED that the First Article of the Certificate of Incorporation be amended to read as follows:

          First: The name of the corporation ("Corporation") shall be Thrift Drug, Inc."

     Second: That thereafter, the stockholders of said corporation, by unanimous written consent in lieu of meeting dated December 28, 1990, in accordance with the General Corporation Law of the State of Delaware, adopted the amendment.

     Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     Fourth: That the capital of the Corporation will not be reduced under or by reason of said amendment.

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     IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be signed in its name by its President and attested by its Assistant Secretary, as of the 7th day of January, 1991.

                                                  JCP European Headquarters Ltd.


                                                  /s/ T. S. Prindiville
                                                  ------------------------------
                                                  T. S. Prindiville
                                                  President

Attest:


/s/ T. M. Comerford
--------------------------
T. M. Comerford
Assistant Secretary